ePHOTO IMAGE, INC.

 Proforma Consolidated Balance Sheet

 ePhoto Image, Inc. as of April 30, 2011

 GroveWare Technologies, Ltd. as of December 31, 2011

	ePhoto	GroveWare Technologies,	Combined	Pro Forma		Adjusted Pro Forma
	Image, Inc.	Ltd.	Totals	Adjustments	REF	Totals
ASSETS

CURRENT ASSETS

Cash	$2	$89	$91	$(2)		$89
Accounts receivable	—	5,553	5,553	—		5,553
Other current assets	—	5,500	5,500	—		5,500

Total Current Assets	2	11,142	11,144	(2)		11,142

TOTAL ASSETS	$2	$11,142	$11,144	$(2)		$11,142

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES
Accounts payable and accrued expenses	$30,271	$92,669	$122,940	$(30,271)		$92,669
Deferred income	—	12,317	12,317	—		12,317
Sales tax payable	—	9,845	9,845	—		9,845
Notes payable	—	206,548	206,548	—		206,548
Payable-related party	23,351	146,858	170,209	(23,351)		146,858

Total Current Liabilities	53,622	468,237	521,859	(53,622)		468,237

LONG TERM LIABILITIES
Loans and notes payable	—	—	—	—		—

Long term liabilities	—	—	—	—		—

TOTAL LIABILITIES	53,622	468,237	521,859	(53,622)		468,237

STOCKHOLDERS' EQUITY (DEFICIT)

Preferred stock	—	—	—	—		—
Common stock	7,750	—	7,750	(5,600)	[1]	6,150
				4,000	[3]	—
Additional paid-in capital	42	—	42	59,220	[1]	(6,150)
				(61,412)	[2]
	—	—	—	(4,000)	[3]
				—	[1]
Retained earnings (deficit)	(61,412)	(457,095)	(518,507)	61,412	[2]	(457,095)

Total Stockholders' Equity (Deficit)	(53,620)	(457,095)	(510,715)	53,620		(457,095)

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	$2	$11,142	$11,144	$(2)		$11,142

PRO FORMA ADJUSTMENTS

Common Stock	5,600		[1]	To record cancellation of 5,600,000 shares of common stock and the assumption of debt for the assets of ePhoto Image, Inc.
Additional Paid-in Capital		59,220	[1]	To record cancellation of 5,600,000 shares of common stock and the assumption of debt for the assets of ePhoto Image, Inc.
Cash		2	[1]	To record cancellation of 5,600,000 shares of common stock and the assumption of debt for the assets of ePhoto Image, Inc.
Accounts payable and accrued expenses	30,271		[1]	To record cancellation of 5,600,000 shares of common stock and the assumption of debt for the assets of ePhoto Image, Inc.
Payable - related party	23,351		[1]	To record cancellation of 5,600,000 shares of common stock and the assumption of debt for the assets of ePhoto Image, Inc.
Accumulated Deficit		61,412	[2]	To eliminate accumulated deficit of ePhoto Image, Inc.
Additional Paid-in Capital	61,412		[2]	To eliminate accumulated deficit of ePhoto Image, Inc.
Common Stock		4,000	[3]	To record issuance of 4,000,000 shares of common stock for 100% of GroveWare Technologies, Ltd.
Additional Paid-in Capital	4,000		[3]	To record issuance of 4,000,000 shares of common stock for 100% of GroveWare Technologies, Ltd.

ePHOTO IMAGE, INC.

 Proforma Consolidated Statements of Operations

 ePhoto Image, Inc. as of April 30, 2011

 GroveWare Technologies, Ltd. as of December 31, 2011

						Pro-Forma
		GroveWare				Adjusted
	ePhoto	Technologies,	Combined	Pro Forma		Combined
	Image Inc.	Ltd.	Totals	Adjustments	REF	Totals
REVENUES	$—	$109,024	$109,024	$—		$109,024

OPERATING EXPENSES

General and administrative	28,626	458,306	486,932	—		486,932
Rent	—	47,135	47,135	—		47,135

Total Costs and Expenses	28,626	505,441	534,067	—		534,067

OPERATING LOSS	(28,626)	(396,417)	(425,043)	—		(425,043)

OTHER INCOME (EXPENSE)

Other expense	(1,567)	(66,977)	(68,544)	—		(68,544)

Total Other Income (Expense)	(1,567)	(66,977)	(68,544)	—		(68,544)

LOSS BEFORE INCOME TAXES	(30,193)	(463,394)	(493,587)	—		(493,587)
PROVISION FOR INCOME TAXES	—	(2,394)	(2,394)	—		(2,394)

NET LOSS	$(30,193)	$(461,000)	$(495,981)	$—		$(495,981)

BASIC AND DILUTED LOSS PER SHARE	$(0.00)	$(0.12)				(0.08)

WEIGHTED AVERAGE SHARES OUTSTANDING	7,750,000	4,000,000		(5,600,000)		6,150,000

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Notes to Unaudited Pro Forma Consolidated Financial Statements

On April 6, 2012, ePhoto Image, Inc., a Nevada corporation (ePhoto), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with GroveWare Technologies Ltd., a privately held Delaware corporation (“GroveWare”) and ePhoto Acquisition Corp., a Nevada corporation and wholly-owned subsidiary of ePhoto (“Acquisition Sub”), pursuant to which GroveWare merged with and into Acquisition Sub (the “Merger”) with the filing of the Articles of Merger with the Nevada Secretary of State on April 9, 2012 and became a wholly-owned subsidiary of ePhoto. In accordance with the terms of the Merger Agreement, at the closing an aggregate of 4,000,000 shares of ePhoto’s common stock were issued to the holders of GroveWare’s common stock in exchange for their shares of GroveWare. Each of ePhoto, GroveWare and Acquisition Sub provided customary representations and warranties, pre-closing covenants and closing conditions in the Merger Agreement.

Immediately following the closing of the Merger Agreement, under the terms of an Assignment of Assets Agreement (the “Assignment Agreement”), ePhoto transferred all of its pre-merger assets and liabilities (the “Split-Off”) to its former officer and director, Yong Feng Sara Yi, and shareholder, Namuun Ganbaatar, in exchange for certain indemnifications, waivers and releases, along with the cancellation of an aggregate of 5,600,000 shares of ePhoto’s common stock and the cancellation of related party loans in the amount of $39,154.

ePhoto completed the acquisition of GroveWare pursuant to the Merger Agreement, under the terms of which GroveWare merged with and into Acquisition Sub and the stockholders of GroveWare received 4,000,000 shares of our common stock in exchange for 100% of the outstanding capital stock of GroveWare. Pre-Merger stockholders of GroveWare will be required to exchange their existing stock certificates for ePhoto’s certificates.

The Merger and its related transactions were approved by the holders of a requisite number of shares of (i) GroveWare’s common stock by written consent in lieu of a meeting, and (ii) ePhoto Acquisition Corp.’s common stock by written consent in lieu of a meeting. Under Delaware law, GroveWare’s stockholders who did not consent to the Merger may demand in writing, pursuant to the exercise of their appraisal rights, that GroveWare pay them the fair value of their shares. Determination of fair value is based on all relevant factors, except for any appreciation or depreciation resulting from the anticipation or accomplishment of the Merger.

The Merger is being accounted for as a reverse acquisition and recapitalization. GroveWare is the acquirer for accounting purposes and ePhoto is the issuer. Accordingly, GroveWare’s historical financial statements for periods prior to the acquisition become those of the acquirer retroactively restated for the equivalent number of shares received in the Merger. The accumulated deficit of GroveWare is carried forward after the acquisition. Operations prior to the Merger are those of GroveWare. Earnings per share for the period prior to the Merger are restated to reflect the equivalent number of shares outstanding.

ePhoto sold its prior business of digital image transaction software and a website through which visual artists can sell original photographic content and any assets that relate to that business to Yong Feng Sara Yi, along with a former shareholder, Namuun Ganbaatar, in exchange for the cancellation of 5,600,000 shares of ePhoto’s common stock owned by them, and the forgiveness of related party indebtedness owed by ePhoto in the amount of $39,154.

There were 7,750,000 shares of ePhoto’s common stock outstanding before giving effect to the stock issuances in the Merger and the cancellation of 5,600,000 shares by Yong Feng Sara Yi, and Namuun Ganbaatar. Following these transactions, there were 6,150,000 shares outstanding, including:

Shares:	Held By:
4,000,000	GroveWare Shareholders
2,150,000	Existing Company Shareholders

Pro forma adjustment [1] reflects the cancellation of 5,600,000 shares of ePhoto common stock and the assumption of debts by certain shareholders of ePhoto in exchange for the net assets of ePhoto. Pro forma adjustment [2] reflects the elimination of the accumulated deficit of ePhoto. Pro forma adjustment [3] reflects the issuance of 4,000,000 shares of ePhoto for all of the outstanding shares of GroveWare.

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